SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   July 21, 2011

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	Commission File Number	(IRS EMPLOYER IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE AND APPOINTMENT OF CERTAIN OFFICERS.

On July 21, 2011, we issued a news release announcing a number of planned transitions in executive management, including the retirement of Mr. Paul Bergant, current President of Intermodal and Chief Marketing Officer and Mr. Don Cope, current Senior Vice President, Controller and Chief Accounting Officer.  Mr. Cope will retire effective October 31, 2011, and Mr. Bergant will retire effective December 31, 2011.

Mr. David Mee, age [50], current Executive Vice President, Finance/Administration and Chief Financial Officer, will assume the responsibilities of Principal Accounting Officer effective November 1, 2011.  Mr. Mee joined the Company in 1992 as Vice President, Tax and assumed his current position effective October 1, 2009.  Mr. Mee has had no transactions with the Company requiring disclosure during the past two years, and there have been no material changes to his compensation arrangements in connection with his assumption of these new responsibilities.  Mr. Mee’s compensation has been previously disclosed in the Company’s Proxy Statement filed on March 17, 2011.

Mr. Terry Matthews, current Executive Vice President of Sales and Marketing will succeed Mr. Bergant as President of Intermodal, effective January 1, 2012.

Mr. John Kuhlow, current Assistant Corporate Controller, will assume full responsibility as Vice President-Controller effective November 1, 2011.

A copy of the news release is filed as an exhibit to this Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	News release dated July 21st, 2011, issued by J.B. Hunt Transport Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 27th day of July 2011.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:      /s/ John N. Roberts III
John N. Roberts
President and Chief Executive Officer

BY:      /s/ David G. Mee
David G. Mee
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:      /s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer